Execution Version

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Agreement”) is made and entered into effective January 25, 2017, by and between Stonepeak Catarina Holdings LLC (“Stonepeak”) and Sanchez Production Partners LP (“Partnership”) (each, a “Party” and together, referred to as the “Parties”).  Capitalized terms not defined in this Agreement shall have the definitions stated in the Partnership Agreement (as defined below).

WHEREAS, the Parties entered into that certain Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners, LP, dated as of October 14, 2015 (the “Partnership Agreement”);

WHEREAS, Sanchez Production Partners GP LLC, a Delaware limited liability company (the “Company”), is the general partner of the Partnership, and, as such, is authorized to conduct, direct and exercise full control over all activities of the Partnership;

WHEREAS, Section 5.10(g) of the Partnership Agreement contemplates an adjustment to the Class B Preferred Unit Price;

WHEREAS, on December 6, 2016, the Partnership issued 9,851,996 Class B Preferred Units pursuant to Section 5.10(g) of the Partnership Agreement (the “Adjusted Units”);

WHEREAS, Stonepeak, as the sole beneficial owner of all of the outstanding Class B Preferred Units, contends that Section 5.10(g) of the Partnership Agreement entitles it to receive 12,375,189 of Adjusted Units;

WHEREAS, the Partnership and Stonepeak therefore disagree on the number of Adjusted Units Stonepeak is entitled to receive pursuant to Section 5.10(g) of the Partnership Agreement;

WHEREAS, the Partnership and Stonepeak have agreed to settle their dispute about the number of Adjusted Units required by Section 5.10(g) of the Partnership Agreement pursuant this Agreement, and pursuant to their agreement, the Partnership shall issue 1,704,446 additional Class B Preferred Units to Stonepeak (the “Additional Class B Preferred Units”) and the Class B Preferred Unit Price applicable to each Class B Preferred Units held by Stonepeak shall be $11.29;

WHEREAS, Stonepeak and the Partnership deny that they (or their agents) have engaged in any wrongful conduct towards each other or violated any of the other’s rights in any respect whatsoever;

WHEREAS, the Parties recognize the uncertainties and inefficiency of litigation and desire to resolve their dispute;

WHEREAS, the Parties now desire that all controversies and claims between them related to the application of Section 5.10(g) of the Partnership Agreement be immediately and finally compromised and settled, that all controversies between them related to the application of Section 5.10(g) of the Partnership Agreement be put to rest permanently, and that they be spared any additional time and the expense of litigation between them related to the application of Section 5.10(g) of the Partnership Agreement;

WHEREAS,  the Board of Directors of the Company has approved this Agreement and the resolution of the dispute between the Partnership and Stonepeak; and

WHEREAS, the Parties acknowledge that the obligations undertaken by each of the Parties set forth herein provide sufficient consideration for each of them to enter into this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants provided in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.

ISSUANCE OF ADDITIONAL CLASS B PREFERRED UNITS.  In consideration of the settlement, releases and promises of Stonepeak set forth herein, the Partnership shall, and hereby agrees to direct its transfer agent to, issue the Additional Class B Preferred Units to Stonepeak.  The Partnership will cause the Additional Class B Preferred Units to be issued no later than one (1) business day after Stonepeak executes and delivers this Agreement to the Partnership.

2.

AMENDMENT TO PARTNERSHIP AGREEMENT.  In further consideration of the settlement, releases and promises of Stonepeak set forth herein, pursuant to Section 13.1 of the Partnership Agreement, the Partnership shall amend the Partnership Agreement in the form attached hereto as Annex A concurrently with the execution and delivery of this Agreement (such amendment, the “LPA Amendment”).

3.

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT.  In further consideration of the settlement, releases and promises of Stonepeak set forth herein, pursuant to Section 3.12 therein, the Parties shall amend that certain Registration Rights Agreement by and between Stonepeak and the Partnership dated as of October 14, 2015 in the form attached hereto as Annex B concurrently with the execution and delivery of this Agreement (together with the LPA Amendment, the “Amendments”).

4.

RELEASE BY STONEPEAK.  For and in consideration of the mutual covenants, promises, and agreements contained herein, and in recognition that this Agreement does not constitute an admission by any party of any wrongdoing, effective upon the later to occur of (i) the issuance of the Additional Class B Preferred Units pursuant to Paragraph 1 above and (ii) the due execution and delivery of the Amendments pursuant to Paragraphs 2 and 3 above, Stonepeak, for itself, its assignees, and together with its predecessor and successor entities, divisions, and affiliates, and their current and former officers, directors, members, shareholders, owners, employees, volunteers, servants, agents and attorneys, does hereby FOREVER RELEASE, ACQUIT, HOLD HARMLESS, AND DISCHARGE THE PARTNERSHIP, together with the Company, their predecessor and successor entities, divisions, and affiliates, and their current and former officers, directors, members, partners, owners, employees, volunteers, servants, agents and attorneys, of and from any and all claims, demands, actions, causes of action, liabilities, damages, contracts, expenses, costs, accounts, duties, obligations, rights, covenants and promises of every kind and character, whether sounding in contract or tort, including negligence, arising from or related to (x) the application of Section 5.10(g) of the Partnership Agreement as in effect as of immediately prior to the effective date of the LPA Amendment, (y) the calculation of the number of Additional Class B Preferred Units to be issued to Stonepeak and (z) the issuance of the Additional Class B Preferred Units.

5.

RELEASE BY THE PARTNERSHIP.  For and in consideration of the mutual covenants, promises, and agreements contained herein, and in recognition that this Agreement does not constitute an admission by any party of any wrongdoing, effective upon the later to occur of (i) the issuance of the Additional Class B Preferred Units pursuant to Paragraph 1 above and (ii) the due execution and delivery of the Amendments pursuant to Paragraphs 2 and 3 above, the Partnership, for itself and together with the Company and their predecessor and successor entities, divisions, and affiliates, and their current and former officers, directors, owners, employees, agents and attorneys, does hereby FOREVER RELEASE, ACQUIT, HOLD HARMLESS, AND DISCHARGE STONEPEAK, together with its predecessor and successor entities, assignees, divisions, and affiliates, and their current and former officers, directors, members, partners, owners, employees, volunteers, servants, agents and attorneys, of and from any and all claims, demands, actions, causes of action, liabilities, damages, contracts, expenses, costs, accounts, duties, obligations, rights, covenants and promises of every kind and character, whether sounding in contract or tort, including negligence, arising from or related to (x) the application of Section 5.10(g) of the Partnership Agreement as in effect as of immediately prior to the effective date of the LPA Amendment, (y) the calculation of the number of Additional Class B Preferred Units to be issued to Stonepeak and (z) the issuance of the Additional Class B Preferred Units.

6.

DENIAL OF LIABILITY.  The Parties covenant and agree that the terms of this Agreement are contractual and not merely recitals and that the agreements herein and consideration paid are to compromise disputed claims, to avoid the expenses, burdens and uncertainties of litigation, and to buy peace.  The Parties agree that no statement or consideration given in this Agreement or the execution of this Agreement by any party is intended to or will constitute any evidence of wrongdoing or liability by any of them, any such admission being expressly denied.

7.

REPRESENTATIONS AND WARRANTIES.  The Parties each acknowledge that they have read this Agreement, that they fully understand its content and the nature and extent of the rights and obligations set forth herein.  The Parties each acknowledge that they have executed this Agreement voluntarily and knowingly and that they have had the opportunity to consult with legal counsel of their own choosing concerning the matters set forth herein.  The Parties specifically warrant that this Agreement is executed without reliance upon any statement or representation, except as set forth herein.  The Parties further represent and warrant that they have not transferred or assigned, or purported to transfer or assign, any claim being released under this Agreement.

8.

CAPITAL ACCOUNT; NONCOMPENSATORY OPTION TREATMENT.  The Parties intend that the issuance of the Additional Class B Preferred Units to Stonepeak pursuant hereto, together with the 9,851,996 Class B Preferred Units issued to Stonepeak on December 6, 2016, taken together with the adjustment of the Class B Preferred Unit Price, will not affect or otherwise result in a change in Stonepeak’s Capital Account balance in the Partnership, as determined in respect of its Class B Preferred Units. The Parties acknowledge and agree that, unless otherwise required by applicable law, the Class B Preferred Units held by Stonepeak will continue to be treated as Noncompensatory Options, for purposes of maintaining Capital Accounts pursuant to the methodology set forth in Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.721-2, while they remain convertible into Common Units.

9.	APPLICABLE LAW. The provisions of Section 16.9 of the Partnership Agreement shall apply to this Agreement and are incorporated herein for all purposes.

10.

SEVERABILITY.  In the event that any portion of this Agreement shall be held invalid or unenforceable by a court, such provisions shall be revised and reduced in scope so as to be valid and enforceable and such shall not affect the validity and enforceability of any of the remaining provisions of the Agreement, which shall continue to be binding on the parties.

11.

FINAL AGREEMENT.  This Agreement, together with the Amendments and the release and waiver provided for herein, supersede, replace, and merge all previous agreements and discussions relating to same or similar subject matters between the Partnership and Stonepeak and constitute the entire agreement between them with respect to the subject matter of this Agreement. This Agreement may not be changed or terminated orally, and no change, termination or waiver of this Agreement or any of the provisions contained herein shall be binding unless made in writing, signed by all Parties, and in the case of a Party that is not a natural person, by an authorized officer or administrator.  In the event of a dispute arising out of this Agreement, no term contained herein shall be construed against the drafter of the Agreement by virtue of that characteristic alone.

12.

COUNTERPARTS AND EXECUTION.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.  Signatures may be transmitted in PDF format by email and shall have the same force and effect as an original signature.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties, through themselves or their appropriate officers or agents, have executed this Agreement, effective on the date first written above.

STONEPEAK CATARINA HOLDINGS LLC

Date: January 23, 2017By:STONEPEAK CATARINA UPPER HOLDINGS, its managing member

By:STONEPEAK INFRASTRUCTURE FUND

(ORION AIV) LP, its managing member

By:STONEPEAK ASSOCIATES LLC,

its general partner

By:STONEPEAK GP HOLDINGS LP,

its sole member

By: STONEPEAK GP INVESTORS LLC,

its general partner

By:STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:_/s/ Michael Dorrell_________________

Name: Michael Dorrell_________________

Title: Senior Managing Director__________

STATE OF _New York_  §

§

COUNTY OF New York_  §

BEFORE ME, the undersigned authority, on this day personally appeared           ________ Michael Dorrell_______ known to me to be the person whose name is subscribed on the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and on behalf of Stonepeak Gp Investors Manager LLC.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on this 23rd_ day of January, 2017.

___Adrienne Saunders______

Notary Public in and for the State of New York

SANCHEZ PRODUCTION PARTNERS LP

By:  Sanchez Production Partners GP LLC,

its general partner

Date: January 25, 2017By: _/s/ Charles Ward____________________

Name: Charles Ward________

Title: CFO_____________________________

STATE OF TEXAS§

§

COUNTY OF HARRIS  §

BEFORE ME, the undersigned authority, on this day personally appeared ________Charles Ward____________ known to me to be the person whose name is subscribed on the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and on behalf of Sanchez Production Partners GP LP.

GIVEN UNDER MY HAND AND SEAL OF OFFICE on this __25_ day of January, 2017.

_/s/ Carolyn L. George______________________

Notary Public in and for the State of Texas

Annex A

LPA Amendment

AMENDMENT NO. 1
TO
SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
SANCHEZ PRODUCTION PARTNERS LP

This Amendment No. 1 (this “Amendment”) to Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership”), dated as of October 14, 2015 (the “Partnership Agreement”), is entered into effective as of January [●], 2017 by Sanchez Production Partners GP LLC, as the general partner of the Partnership (the “General Partner”), pursuant to Section 13.1 of the Partnership Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Partnership Agreement.

RECITALS

WHEREAS, on October 14, 2015, the Partnership issued Class B Preferred Units;

WHEREAS, in connection with the issuance of additional Class B Preferred Units on or about the date hereof pursuant to the settlement of a dispute with the Class B Preferred Holder, the General Partner deems it advisable and in the best interest of the Partnership to effect this Amendment to establish the Class B Preferred Unit Price and Class B Preferred Conversion Price;

WHEREAS, Section 13.1 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may amend the Partnership Agreement in certain circumstances;

WHEREAS, the Class B Preferred Holder has consented to the amendments provided in this Amendment;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner does hereby amend the Partnership Agreement as follows:

Amendments.  The Partnership Agreement is hereby amended as follows:

The definition of “Class B Preferred Conversion Price” in Section 1.1 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“Class B Preferred Conversion Price” means the Class B Preferred Unit Price.

The definition of “Class B Preferred Unit Price” in Section 1.1 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

“Class B Preferred Unit Price” means, with respect to a Class B Preferred Unit, $11.29, as such amount may be adjusted pursuant to Section 5.10(b)(ix).

Section 5.10(g) of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

[Reserved].

Agreement in Effect.  Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.

Severability.  Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

[SIGNATURE PAGE FOLLOWS]

Execution Version

IN WITNESS WHEREOF, this Amendment has been executed as of the effective date written above.

GENERAL PARTNER:

SANCHEZ PRODUCTION PARTNERS GP LLC

By:
Name:	Charles C. Ward
Title:	Chief Financial Officer

Annex B

Amendment to Registration Rights Agreement

AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Registration Rights Agreement, dated as of October 14, 2015 (the “Agreement”), by and between Sanchez Production Partners LP, a Delaware limited partnership (the “Partnership”), and Stonepeak Catarina Holdings LLC, a Delaware limited liability company (“Stonepeak” and, together with the Partnership, the “Parties”), is entered into effective as of January [●], 2017 (the “Effective Date”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, the Parties entered into the Agreement on October 14, 2015;

WHEREAS, substantially concurrently with the Effective Date, in order to reflect certain agreements between the Parties regarding certain adjustments to the Class B Preferred Unit Price (as such term is defined in the Partnership Agreement (as defined below), as amended by the LPA Amendment (as defined below)) and to the number of Class B Preferred Units held by Stonepeak (such agreements, the “Agreed Adjustments”), (i) the Parties have entered, or will have entered, into a Settlement Agreement and Release and (ii) the General Partner has amended, or will have amended, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) with Amendment No. 1 to the Partnership Agreement (the “LPA Amendment”);

WHEREAS, pursuant to Section 3.12 of the Agreement, the Agreement may be amended by means of a written amendment signed by the Partnership and Stonepeak;

WHEREAS, the Partnership and Stonepeak now desire to amend the Agreement to reflect the Agreed Adjustments;

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Parties do hereby amend the Agreement as follows:

Amendments.  The Partnership Agreement is hereby amended as follows:

The definition of “Preferred Units” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Preferred Units” means Class B Preferred Units (including PIK Units) representing limited partner interests of the Partnership, as described in the Amended Partnership Agreement and issued to the Stonepeak Holder or any of its Affiliates pursuant to any of (i) the Preferred Unit Purchase Agreement, (ii) the Amended Partnership Agreement, (iii) the Settlement Agreement or (iv) the December Issuance.

The definition of “Registrable Securities” in Section 1.01 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Registrable Securities” means (i) the Common Units issued or issuable upon the conversion of any Preferred Units, (ii) any Common Units issued as Liquidated Damages pursuant to Section 2.01(b) of this Agreement, and includes any type of interest issued to the Holder as a result of Section 3.04 of this Agreement and (iii) until such time as the applicable Purchaser owns less than an aggregate of 20% of the Common Units, any other Common Unit issued to or acquired by the Purchasers after the date hereof.

Section 1.01 of the Agreement is hereby amended such that it includes the following additional definitions:

“December Issuance” means the issuance by the Partnership of 9,851,996 Class B Preferred Units to Stonepeak on December 6, 2016.

“Settlement Agreement” means that certain Settlement Agreement and Release by and between the Stonepeak Holder and the Partnership dated as of January [●], 2017.

Agreement in Effect; Entire Agreement.  Except as hereby amended, the Agreement shall remain in full force and effect. Except as expressly provided herein or in the Agreement, this Amendment shall not release, waive or excuse, and each Party shall remain responsible and liable for, such Party’s respective rights and obligations (or breach thereof) under the Agreement, as amended by this Amendment, arising prior to, on or after the date hereof.  All references to the Agreement in any document, instrument, agreement or writing delivered pursuant to the Agreement (as amended hereby) shall hereafter be deemed to refer to the Agreement as amended by this Amendment.

Governing Law.  THIS AGREEMENT, INCLUDING ALL ISSUES AND QUESTIONS CONCERNING ITS APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Severability.  Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, it being understood that each of the Parties need not sign the same counterpart. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the Effective Date.

PARTNERSHIP:

SANCHEZ PRODUCTION PARTNERS LP
By: Sanchez Production Partners GP LLC, its general partner

By:
Name:	Charles C. Ward
Title:	Chief Financial Officer

STONEPEAK:

STONEPEAK CATARINA HOLDINGS LLC

By: STONEPEAK CATARINA UPPER HOLDINGS , its managing member

By: STONEPEAK INFRASTRUCTURE FUND (ORION AIV) LP, its managing member

By: STONEPEAK ASSOCIATES LLC, its general partner

By: STONEPEAK GP HOLDINGS LP, its sole member

By: STONEPEAK GP INVESTORS LLC, its general partner

By: STONEPEAK GP INVESTORS MANAGER LLC, its managing member

By:
Name:	Michael Dorrell
Title:	Co-Founder and Senior Managing Director